Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      Exhibit 16. Letter on Change in Certifying Accountant from Moore Stephens Frost.

                              MOORE STEPHENS FROST

                                  March 24 1998

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

      We have read the information in the fourth paragraph of item 4 contained in the Form 8-K/A dated March 24, 1988 of Consolidated Eco-Systems, Inc. and agree with the statements made therein.

                                    Very truly yours,

                                    /s/ Moore Stephens Frost, P.A.
                                    ------------------------------
                                    Moore Stephens Frost, P.A.
                                    Certified Public Accountants

MSF/krc
cc:   Mr. Sam Sexton III, Executive Vice President
      Consolidated Eco-Systems, Inc.